Exhibit 4.4.3

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), executed and delivered as of the 15th day of April, 2009, by MGP INGREDIENTS, INC., a Kansas corporation (“Pledgor”), in favor of NATIONAL CITY BANK, a national banking association (“Bank”).  The following recitals form the basis for this Agreement and are made a material part hereof:

A.                                 Pledgor is the registered and beneficial owner and holder of that certain Taxable Industrial Revenue Bond Series 2006 (MGP Ingredients Project) (No. R.1) in the principal amount of $7,000,000 (the “Bond”) issued by the City of Atchison, Kansas (the “City”) pursuant to that certain Trust Indenture dated as of December 28, 2006 (the “Indenture”) between the City and Commerce Bank, N.A., as Trustees.

B.                                   Bank has agreed to make a loan in the total amount of up to $3,000,000.00 (the “Loan”) to Pledgor, evidenced by that certain promissory note in the original principal amount of the Loan, dated the date hereof, and further described in that certain Loan Agreement, dated as of the date hereof, between Borrower and Bank (as amended from time to time, the “Loan Agreement”).

C.                                   To secure further the payment and performance of Borrower’s Obligations, Bank has requested that Pledgor execute and deliver this Agreement in favor of Bank.

NOW, THEREFORE, in consideration of the foregoing, Pledgor agrees with Bank as follows:

I.  DEFINITIONS AND TERMS

1.1                               The following words, terms and phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference, whenever the context so requires.

“Collateral” is defined in Paragraph 2.1 below.

“Event of Default” is defined in Paragraph 4.1 below.

“Supplemental Documentation” is defined in Paragraph 2.2 below.

1.2                               Except as otherwise expressly defined in this Agreement, capitalized terms in this Agreement shall have the meaning provided in the Loan Agreement, and if not defined therein, by the applicable definition therefor (if any) in the Uniform Commercial Code as adopted by the State of Kansas.

II.  COLLATERAL:  GENERAL TERMS

2.1                               To secure the prompt payment and performance of Borrower’s Obligations, Pledgor grants to Bank a security interest in and to, and pledges and assigns to Bank, all of Pledgor’s now owned and hereafter acquired right, title, share and interest in, to and under the Bond.  All of the foregoing are referred to herein collectively as the “Collateral”.

2.2                               Pledgor shall execute and deliver to Bank upon request, at any time and from time to time hereafter, all agreements, instruments, documents and other written matter (the “Supplemental Documentation”) that Bank may reasonably request, in form and substance acceptable to Bank, including, without limitation, delivering the original Bond to Bank, endorsed to Bank by means of the form of Assignment attached hereto, to perfect and maintain Bank’s security interest, lien and encumbrance in the Collateral and to consummate the transactions contemplated in or by this Agreement and the Loan Agreement.

2.3                               Pledgor warrants and represents to and covenants with Bank as follows:

(a)                               Provided Bank takes such actions as are required under state law to perfect a security interest in the Collateral, Bank’s security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority, and the exercise by Bank of its rights hereunder, is not and shall not be a default under the Bond or result in any defense, set-off of counterclaims asserted by any Person under the Bond.

(b)                              Pledgor agrees to mail or deliver to Bank copies of any and all notices which Pledgor may from time to time give to or serve upon the City pursuant to the provisions of the Indenture, the Lease between the City as Issuer and Pledgor as Tenant dated as of the issue date of the Bond (the “Lease”), pursuant to which Pledgor agreed to pay rent in an amount sufficient to pay principal, interest and other payments on the Bond, and other documents executed by Pledgor in connection with the Bond, the Indenture or the Lease (collectively, the “Bond Documents”).  Such copy shall be mailed or delivered to Bank simultaneously with the mailing or delivery to City.

(c)                               Pledgor will enforce the obligations of the City under the Bond Documents and will promptly notify Bank, in writing, of any material default under the Bond Documents.  Pledgor will immediately deliver to Bank a copy of any notice given or received by Pledgor under or relating to any of the Bond Documents.

(d)                              If any action shall be commenced by Pledgor in respect of the Bond or the Bond Documents, then Bank shall have the option, exercisable upon notice from Bank to Pledgor, to conduct and control any such litigation with counsel of Bank’s choice and reasonably acceptable to Pledgor.  Bank may proceed in its own name or in the name of Pledgor in connection with any such litigation, and Pledgor agrees to execute any and all powers, consents or other documents required by Bank in connection therewith.  Pledgor shall reimburse Bank for all of Bank’s out-of-pocket expenses incurred in connection with any such litigation, including Bank’s attorneys’ fees and expenses.

III.  COLLATERAL:  THE BOND

3.1                               Pledgor warrants and represents to Bank that the Bond is being delivered to Bank concurrently herewith accompanied by an appropriate assignment relating thereto in blank by Pledgor.  Pledgor, from time to time hereafter, shall assign any additional or replacement Bond which becomes subject to this Agreement pursuant to the provisions hereof to Bank in a form reasonably acceptable to Bank.  Such additional or replacement Bond shall be delivered to Bank accompanied with an assignment thereof duly executed by Pledgor in form reasonably acceptable to Bank in blank by Pledgor.

3.2                               Bank may now, or at any time or times after an Event of Default occurs, transfer the Bond into the name of Bank, or into the name of Bank’s nominee, without disclosing that such Bond so transferred are pledged or hypothecated, and without any indication on any new bond or other document issued to evidence such obligations, that such bond is pledged, and the persons issuing the same, or their transfer agents, shall not be bound to inquire in the event that Bank or said nominee makes any other transfer of the Bond, as to whether Bank or its nominee has the right to make such further transfer, and the persons issuing the same, or their transfer agents, shall not be liable for transferring the same, unless such transfer is made in connection with the gross negligence or willful misconduct of the transferring party.

IV.  DEFAULT

4.1                               The occurrence of any one of the following events shall constitute a default (“Event of Default”) under this Agreement:

(a)                               If Pledgor fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Agreement which is required to be performed, kept or observed by Pledgor after ten (10) days written notice and opportunity to cure; or

(b)                              If an Event of Default has occurred under the Loan Agreement or any of the other Loan Documents.

4.2                               All of Bank’s rights and remedies under this Agreement are cumulative and non-exclusive.

4.3                               Upon an Event of Default, Bank, in its sole and absolute discretion, may exercise any one or more of the remedies available to it at law or in equity, including, without limitation:  (a) the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor; and (b) sell or cause to be sold the Bond or any part thereof and all of Pledgor’s right, title and interest therein at public or private sale as Bank deems advisable in accordance with the applicable laws of the United States or of any state.

4.4                               Pledgor agrees that in any sale of the Bond, Bank is authorized to comply with any limitation or restriction in connection with such sale as Bank may deem is necessary or advisable in order to avoid any violation of applicable law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered commercially unreasonable, nor shall Bank be liable or accountable to Pledgor for any discount allowed by reason of the fact that the Bond was sold in compliance with any such limitation or restriction.

4.5                               Any sale of the Bond may be made for cash or credit at the election of Bank and the amounts of any such sale shall be credited to Borrower’s Obligations only when the proceeds thereof are actually received by Bank in immediately available or collected funds.  Bank, or its nominee, may become the purchaser at such sale.  Bank may, if it deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale.

4.6                               Pledgor recognizes that in the event Pledgor fails to perform, observe or discharge any of Borrower’s Obligations, or breaches any representation, warranty or covenant hereunder, no remedy of law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

4.7                               Any notice required to be given by Bank of a sale, lease or other intended action by Bank, deposited in the United States mail, postage prepaid and duly addressed to Pledgor at the address specified in the Loan Agreement not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Pledgor thereof.

4.8                               Pledgor agrees that Bank has no obligation to preserve rights against prior parties to the Collateral.  Further, Pledgor waives and releases any cause of action and claim against Bank as a result of Bank’s possession, collection or sale of the Collateral, and any liability or penalty for failure of Bank to comply with any requirement imposed on Bank relating to notice of sale, holding of sale or reporting of sale of the Collateral, and, to the extent permitted by law, any right of redemption from such sale.

V.  GENERAL

5.1                               If at any time or times hereafter Bank employs counsel  (A) after an Event of Default, for advice or other representation with respect to the Collateral, this Agreement or the administration thereof, (B) to represent Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Bank, Pledgor or any other Person) in any way or respect relating to the Collateral, this Agreement or Pledgor’s affairs or (C) after an Event of Default, to enforce any rights of Bank against Pledgor or any other Person which may be obligated to Bank by virtue of this Agreement, the attorneys’ fees and costs incurred by Bank in any manner or way with respect to the foregoing employment of counsel shall be payable by Pledgor to Bank on demand, shall be part of Borrower’s Obligations and shall be secured by all of the Collateral.

5.2                               If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, the provisions of this Agreement being severable in any such instance.

5.3                               This Agreement shall continue in full force and effect until Borrower’s Obligations are fully paid, performed and discharged.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of Borrower’s Obligations is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy, or reorganization of Pledgor, all as though such payment had not been made.

5.4                               No termination of this Agreement or any of the Loan Documents (except pursuant to Section 5.3 above) shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Pledgor or Bank in any way or respect relating to (A) any transaction or event occurring prior to such termination, (B) any of the Collateral and (C) any of the undertakings, agreements, covenants, warranties and representations of Pledgor contained in this Agreement or any of the Loan Documents.

5.5                               All covenants, warranties and representations contained herein shall be true as of the date hereof and shall survive the execution and delivery of this Agreement.

5.6                                  Bank may assign, sell participation interests in, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder.  Pledgor may not assign its rights under this Agreement without the prior written consent of Bank.  Bank is authorized to disclose to any actual or prospective assignee hereunder or loan participant such information concerning Pledgor, the Bond, or other matters as Bank deems appropriate, provided such party agrees in writing to keep confidential such information.

5.7                                  No waiver of any breach or default hereunder shall constitute or be construed as a waiver by Bank of any subsequent breach or default or of any breach or default of any other provisions of this Agreement.  Any waiver by Bank must be in writing and will not be construed as a continuing waiver.  No waiver will be implied from any delay or failure to take action on account of any default of Pledgor.

5.8                                  Any notices required or permitted to be given under this Agreement shall be given as provided in the Loan Agreement.

5.9                                  This Agreement and the terms, provision and condition herewith shall be governed by and construed and enforced in accordance with the internal laws of the State of Kansas (without giving effect to the conflicts of law provisions thereof).

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

“Pledgor”:

MGP INGREDIENTS, INC., a Kansas corporation

By:	/s/ Timothy W. Newkirk
Name: Timothy W. Newkirk
Title: President & CEO

ASSIGNMENT

Taxable Industrial Revenue Bond,

Series 2006 (MGP Ingredients Project

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

(Print or Type Name, Address and Social Security Number

or other Taxpayer Identification Number of Transferee)

the Bond represented by this certificate and all rights thereunder, and hereby  authorized the transfer of the within Bond on the books kept by the Bond Registrar and Paying Agent for the registration and transfer of Bonds.

Dated:                                      .

MGP INGREDIENTS, INC., a Kansas corporation

By:
Name:
Title:

NOTICE: The signature to this assignment must correspond with the name of the Registered Owner as it appears on the face of the within Bond in every particular.

Signature Guaranteed By:

(Name of Eligible Guarantor Institution)

By:
Title:

NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution as defined by SEC Rule 17Ad-15 (17 CFR 240.17Ad-15).